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                                  Exhibit 11.1
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                     Nine Months
                                                                                 Ended November 30,
                                                                                  1999               1998
                                                                            ----------------- -- ----------------
                                                                                (Amounts in thousands, except
                                                                                          per share data)
Basic

   Net earnings applicable to common stock                                      $310,446             $283,802
                                                                            ================    =================


   Average shares outstanding                                                    112,992              111,065
                                                                            ================    =================

   Per share amount                                                                $2.75                $2.56
                                                                            ================    =================


Diluted

   Net earnings applicable to common stock                                      $310,446             $283,802
                                                                            ================    =================


   Average shares outstanding                                                    112,992              111,065
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the average market price.                                                     4,053                5,749
                                                                            ----------------    -----------------

         Total average shares                                                    117,045              116,814
                                                                            ================    =================

  Per share amount                                                                 $2.65                $2.43
                                                                            ================    =================
